ARC GROUP WORLDWIDE, INC.SEPARATION AGREEMENT

Exhibit 10.20

ARC GROUP WORLDWIDE, INC.

SEPARATION AGREEMENT

This Separation Agreement (“Agreement”) is made and entered into by and between Jason T. Young (the “Executive”) and ARC Group Worldwide, Inc., a Utah corporation (the Company” and together with the Executive, each a “Party” and collectively, the “Parties”) as of this 22nd day of June, 2017 (the “Effective Date”).

1. Separation and Effective Dates

The Executive’s employment with the Company and, to the extent applicable, with any and all of its direct and indirect subsidiaries, affiliates, companies, divisions, units, and affiliated organizations, and any Person (as defined further below) controlling, controlled by or under common control with any of the foregoing (each, an “Affiliate” and collectively, the “Affiliates”), terminates effective June 30, 2017 (the “Separation Date”).  The Executive acknowledges and agrees that he has voluntarily tendered his resignation, effective as of the Separation Date, from any and all officer, director and manager positions held with the Company and all of its Affiliates.  The Executive agrees to execute and promptly deliver such further documents and take such actions as may be necessary or desirable to further effectuate the foregoing as and when requested by the Company or any of its Affiliates. The Executive understands and agrees that from and after the Effective Date, he is no longer authorized to incur any expenses, obligations or liabilities on behalf of the Company or the Affiliates.  Executive acknowledges and agrees that any and all agreements, written or oral, pertaining to employment by the Company and any of its Affiliates shall terminate as of the Separation Date.

2. No Claims

The Executive represents and agrees that he has not filed any Claims (as defined in Paragraph 11(a)(i)) against the Releasees (as defined in Paragraph 11(a)(i)) with any court, any governmental agency, any regulatory body or any other third party with respect to any matter related to the Company, an Affiliate or a Releasee, or arising out of his employment with and/or separation from the Company.  Notwithstanding the foregoing, the Company will not contest any unemployment claims made by the Executive.

3. Payment of Moneys Owed

The Executive and the Company acknowledge that the Company has paid, or will pay no later than thirty (30) days after the Separation Date, all remuneration owed to the Executive as a result of his employment with the Company prior to the Separation Date, related to: (a) all earned but unpaid base salary payable to the Executive through the Separation Date (the “Base Salary”); and (b) all business expenses, if any, incurred by him through the Separation Date as a result of his employment with the Company, provided that such expenses are properly documented and have been authorized consistent with the expense reimbursement policies of the Company (“Business Expenses”).  Any and all Base Salary

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payments to Executive shall be reduced for all applicable deductions and withholdings required by law.  Except as specifically provided for in this Paragraph 3 and in respect of Paragraphs 6 and 8 below, the Executive shall not be entitled to receive any compensation or benefits of employment from the Company or any Affiliate following the Separation Date. Any amount payable to the Executive under this Agreement will be less all applicable federal, state and local withholding taxes and any other authorized or legally required deductions.

4. Non-Admission of Liability and Acknowledgment of Compliance

(a) This Agreement and the fact that it was offered are not and shall not in any way be construed as admissions by the Company or any Affiliate that it violated any federal, state or local law, statute or regulation, or that it acted wrongfully with respect to the Executive or to any other person or entity in any manner. The Company and the Affiliates specifically disclaim any liability to or wrongful acts against the Executive or any other person or entity. Further, the Executive acknowledges and agrees that it is the stated policy of the Company and the Affiliates to comply with all applicable federal, state and local laws and regulations.

(b) The Executive affirms that as of the Separation Date, he has no knowledge of any actual or potential material violations of federal, state and local laws or any governmental regulatory authority or any NASDAQ regulations applicable to the Company or the Affiliates.

5. Non-Admissibility

Neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of or an admission by the Company or the Affiliates or the Executive of any violation of any state, federal or local laws or regulations or any rules, regulations, criteria or standards of any governmental regulatory body.  This Agreement may be introduced, however, in any proceeding to enforce the Agreement.

6. Consideration

In exchange for the promises and agreements made by the Executive contained in this Agreement the Company will provide the Executive with the following payments and benefits

(a)  One Hundred Ten Thousand U.S. Dollars ($110,000.00) (the “Severance Payment”).  The Severance Payment shall be reduced for all applicable deductions and withholdings required by law and paid in twelve equal payments via direct deposit beginning on July 1, 2017.

(b)  The Company shall, at the written request of Executive, on or prior to the 90 day option termination date, promptly authorize and permit Executive to extend the exercise period with respect to any and all vested options to purchase capital stock of the Company for a period of five (5) years after the Separation Date.  Employee acknowledges and agrees that any and all such vested options which are incentive stock options shall

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require amendment in order to become non-qualified stock options (the “Amended Options”).

(c)  The Company shall continue payment of group health plan coverage, as in effect prior to the date of this Agreement, through December 31, 2017 following the Separation Date (regardless of the end of any applicable COBRA period), the Company shall provide at its full cost (including by payment of premiums, by the Company on an after-tax basis) continued health, dental, and vision benefit coverage and life insurance coverage for the Executive and, where applicable, the Executive’s spouse and eligible dependents (the “Insurance Continuation”). The Insurance Continuation shall be provided by enrolling the Executive in the Company’s health, dental, and vision benefit insurance plans applicable to executive employees of the Company during the applicable period following the Separation Date. Such Insurance Continuation coverage may not be at the same or greater level of health, dental, and vision benefit coverage in effect as of the Separation Date.  Notwithstanding the foregoing, the benefits described in this Paragraph 6(b) may be discontinued prior to the end of the period provided in this Paragraph 6(b) to the extent, but only to the extent, that the Executive receives substantially similar benefits from a subsequent employer or personal health benefit arrangement.  The provision of health benefit coverage under this Paragraph 6(b) will be considered continuation coverage for purposes of COBRA.

7. No Disparagement or Encouragement of Claims

(a) The Executive agrees that he will not, nor will he cause anyone else to, make any statement or issue any communication, written or otherwise, that disparages, criticizes or otherwise reflects adversely on or encourages any adverse action against the Releasees, to either the press, the media, any actual or prospective supplier or actual or prospective customer of the Company, or any industry or trade organization, or any other Person or third party, except if testifying truthfully under oath pursuant to any lawful court order or subpoena or otherwise responding to or providing disclosures required by law.

(b) The Company agrees that it and its Affiliates and their respective officers and directors will not, nor will they cause anyone else to, make any statement or issue any communication, written or otherwise, that disparages, criticizes or otherwise reflects adversely on or encourages any adverse action against the Executive to either the press, the media, any actual or prospective supplier or actual or prospective customer of the Company, or any industry or trade organization, or any other Person or third party, except if testifying truthfully under oath pursuant to lawful court order or subpoena or otherwise responding to or providing disclosures required by law.

8. Ancillary Survival and Non-Competition Covenants

(a) The Parties acknowledge and agree that (i) the indemnification obligations of the Company with respect to services rendered by Executive to the Company in the capacity of an officer or director under applicable state law; and (ii) coverage under the Company’s liability insurance policy thereto shall survive termination of services to the Company in accordance with the terms of such state law and such insurance policy.

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(b) The Executive acknowledges and agrees that any and all proprietary information and invention agreements executed and delivered to the Company by Executive shall survive the Separation Date and continue in accordance with their respective terms (the “Proprietary Invention Agreements”).  Without limiting the foregoing, Executive agrees not to directly or indirectly compete with the business of the Company or any of its Affiliates through June 30, 2018 (the “Non-Competition Period”); and Executive agrees to not directly or indirectly individually or on behalf of any Person (as defined below) through June 30, 2018, solicit (i) employees from the Company or any of its Affiliates; or (ii) any customer, client, vendor, lender, supplier or sales representative of the Company or its Affiliates or similar persons engaged in business with the Company or its Affiliates to discontinue the relationship or reduce the amount of business done with the Company or its Affiliates; provided, however, that Executives’ obligations under this Section 8 shall terminate prior to the end of such one-year period in the event that the Company fails to pay the Severance Benefits to Executive when required hereunder and such payment is thereafter not made within ten (10) business days after the Company receives notice of such failure to pay from Executive.  Notwithstanding anything to the contrary herein, Executive will be permitted to pursue the acquisition of any company or enterprise within the Non-Competition Period if the Company has determined not to proceed with the specified acquisition and/or has determined not to pursue the line of business represented by such acquisition.  Any and all such determinations shall be made at the sole discretion of the Chairman by email notice to the Executive following email request submitted by the Executive to the Chairman in accordance with the provisions for Notice specified herein.

(c) For purposes of this Agreement, “Person” means any individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity, or any department, agency or political subdivision thereof.

(d)  Nothing herein shall prevent Executive from owning less than two percent (2%) of the capital stock of a company whose stock is publicly traded and that is engaged in competitive activities so long as Executive is not acting in any managerial or consulting capacity for such company.

(e)  The parties hereto recognize that the Company will suffer irreparable injury in the event of a breach of the terms of this Section 8 by Executive. In the event of a breach of the terms of this Section 8, the Company shall be entitled, in addition to any other remedies and damages available and without proof of monetary or immediate damage, to a temporary and/or permanent injunction, without bond, to restrain the violation of Section 8 by Executive or any Persons acting for or in concert with him. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy that the parties may have.

9. Treatment Upon Death.

The Parties acknowledge and agree that in the event of the Executive’s death before receiving all payments and benefits provided for in Paragraph 6 of this Agreement, all remaining payments will be made to the Executive’s spouse if she is then living, and if not

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to the estate of Executive, and all benefits as described in Paragraph 6(d) will be continued for the benefit of Executive’s spouse and eligible dependents on the same terms as if the Executive were still alive.

10. Company Property & Confidential Information

(a) Except for the Permitted Retained Property, as defined below, the Executive represents, warrants and covenants that as of the Effective Date the Executive has returned to the Company all property of the Company or any Affiliate in the Executive’s possession or control, including, without limitation, all telephones, keys, access cards, security badges, credit cards, phone cards, equipment, computer hardware and encryption devices (including but not limited to all computers, tablet and smartphone devices and personal data assistants), all contents of all such hardware, all passwords and codes needed to obtain access to or operate all or part of any such hardware, all digital storage devices (including but not limited to all hard drives, disk drives, USB storage devices and any and all other digital storage media of any nature or kind), all contents of all such electronic storage devices, all passwords and codes needed to obtain access to or use all or part of any such electronic storage device, all computer software and programs, financial information, accounting records, computer printouts, manuals, data, materials, papers, books, files, documents, records, policies, encoded information and lists, customer information and lists, marketing information, specifications and plans, data base information and lists, mailing lists, and notes, including but not limited to any property describing or containing any Confidential Information (as defined below), and the Executive agrees that the Executive will not retain any copies, duplicates, reproductions or excerpts thereof in any form whatsoever.  The “Permitted Retained Property” means (i) Executive's current cell phone number and cell phone, provided that any and all financial responsibility thereto and therewith shall on and after the Effective Date be the sole obligation and liability of the Executive; and (ii) the laptop computer issued to Executive after the definitive and irrecoverable deletion of all Company and Affiliate files, emails, and other Confidential Information.

(b) “Confidential Information” means all proprietary or confidential information concerning the business, finances, financial statements, curricula, properties and operations of the Company and its Affiliates, including, without limitation, know-how, trade secrets, business and marketing plans, techniques, forecasts, projections, budgets, unpublished financial statements, price lists, costs, computer programs, source and object codes, algorithms, data, and other original works of authorship, along with all information received from third parties and held in confidence by the Company, its Affiliates, lists of actual and prospective customers and suppliers.

(c)  During the Non-Competition Period and at all times thereafter, Executive will hold any residual intangible Confidential Information in the strictest confidence and will not disclose or make use of (directly or indirectly) the Confidential Information or any portion thereof to or on behalf of himself or any third party except (a) as required in the performance of his duties as an Executive, director or shareholder of the Company, (b) as required by the order of any court or similar tribunal or any other governmental body or agency of appropriate jurisdiction; provided, that Executive shall, to the extent practicable,

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give the Company prior written notice of any such disclosure and shall cooperate with the Company in obtaining a protective order or such similar protection as the Company may deem appropriate to preserve the confidential nature of such information.

(d)  The foregoing obligations to maintain the Confidential Information shall not apply to any Confidential Information that is or, without any action by Executive, becomes generally available to the public.

(e) Without limiting the foregoing Executive will cooperate with the Company, during the Term and thereafter with respect to any pending or threatened claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (the “Actions”), by being reasonably available to testify on behalf of the Company, and to assist the Company by providing information, meeting and consulting with the Company or its representatives or counsel, as reasonably requested. The Company will reimburse Executive for all out-of-pocket expenses reasonably incurred by Executive in connection with Executive’s provision of such testimony or assistance in connection with any Actions.

11. General Release, Discharge of All Claims and Agreement Not to Sue

(a) In consideration of the payments and benefits referred to in Paragraph 6 of this Agreement from the Company to the Executive and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged as adequate and sufficient in all respects, the Executive, on behalf of himself, his dependents, heirs, executors, administrators, assigns and successors, and each of them hereby:

(i) voluntarily, fully and unconditionally releases and forever discharges the Company and its Affiliates and their respective officers, directors, employees, trustees, parents and other controlling entities, subsidiaries, divisions, agents, attorneys, accountants, contractors, insurers, representatives, directors, members, shareholders, partners, and their respective predecessors, successors and assigns and any and all associated organizations of any nature or kind, past and present (collectively, the “Releasees”), with respect to and from any and all legally waivable claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys’ fees, damages, judgments, orders, liabilities, complaints, and promises whatsoever, in law or equity, known or unknown, suspected or unsuspected, and whether or not concealed or hidden (collectively, “Claims”), which he now owns or holds or he has at any time heretofore owned or held or may in the future hold as against any or all said Releasees, arising on or before the date this Agreement is executed, including, but not limited to, any Claims arising out of or in any way connected with his employment or service as director or Chairman of the Company or any other affiliation with the Company and/or with respect to his separation from the Company at any time, any Claims arising under the Sarbanes-Oxley Act of 2002, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the False Claims Act, as

ARC GROUP WORLDWIDE, INC.SEPARATION AGREEMENT

amended, the Executive Retirement Income Security Act, as amended, any and all waivable state civil rights laws and regulations, any state or federal wage/hour laws and regulations, or any other federal, state or local law, regulation, ordinance or public policy; to the extent consistent with Paragraph 12(a)(v) of this Agreement, but only to that extent, any Claims for severance pay, bonus pay, sick leave, holiday pay, vacation pay, life insurance, health, medical or disability insurance or any other fringe benefit; and any Claims under the common law of any state relating to employment contracts, wrongful discharge, defamation or any other matter;

(ii) agrees not to sue any or all of the Releasees with respect to any matter released or discharged herein, except that the Executive may seek a determination of the validity of the waiver of his rights under the ADEA.  Nothing in this Agreement is intended to reflect any Party’s belief that the waiver of the Executive’s claims under the ADEA is invalid or unenforceable, it being the intent of the Parties that such claims are waived.

(b) The Company, on behalf of itself and on behalf of all Releasees, hereby:

(i) voluntarily, fully and unconditionally releases and forever discharges the Executive with respect to and from any and all Claims, which they or any of them now own or hold and/or which they have at any time heretofore owned or held or may in the future hold as against the Executive, arising on or before the date this Agreement is executed, including, but not limited to, any Claims arising out of or in any way connected with the Executive’s employment with and/or separation from the Company and any Claims under any federal, state or local law, regulation, ordinance or public policy; and

(ii) agrees not to sue the Executive with respect to any matter released or discharged herein.

12. Exclusions from General Release and Discharge

(a) Notwithstanding Paragraph 11(a) above, the Executive does not release and discharge (i) any claims for breach of this Agreement; (ii) any claims related to exercise of vested options to purchase capital stock of the Company; (iii) any rights to indemnification from the Company and its direct or indirect subsidiaries pursuant to any provisions of the Company’s (or any of its subsidiaries’) articles of incorporation or by-laws, any directors and officers liability insurance policies maintained by the Company or the Indemnification Agreement between Executive and the Company; (iv) any claim that cannot be released by law, including but not limited to the right to file a charge with or participate in an investigation by the Equal Employment Opportunity Commission (“EEOC”). The Executive does, however, hereby waive any right to recover any money should the EEOC or any other agency or individual pursue any claims on his behalf.

(b) Notwithstanding Paragraph 11(b) above, the Company does not release and discharge (i) any claims for breach of this Agreement; (ii) any claims under Proprietary Invention Agreements; and (iii) notwithstanding Paragraph 11(b) above, Executive shall

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not be entitled to receive indemnification from the Company for any conduct for which the Executive would not be entitled to receive indemnification pursuant to applicable law.

13. No Representation

The Executive agrees and acknowledges that in executing this Agreement he does not rely and has not relied on any representation or statement by any of the Releasees or by any of the Releasees’ agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement.

14. No Assignment

The Executive represents that he has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any Claim or any portion thereof or interest therein.  Other than as provided in Paragraph 9 of this Agreement, the Executive shall not be permitted to assign any of his rights, interests or obligations under this Agreement.

15. Severability

If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given their intended effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable. If, however, a court of competent jurisdiction finds that any release by the Executive in Paragraph 11(a) above is illegal, void, or unenforceable, the Executive will promptly sign a release, waiver, and/or agreement that has no greater scope and is no more restrictive than this Agreement but that is legal and enforceable to the greatest extent permitted by law.

16. No Continuing Relationship

The Executive and the Company acknowledge that any employment, contractual or other relationship between the Executive and the Company or any Affiliate terminated as of the Separation Date and that they have no further employment, contractual or other relationship except as may arise out of this Agreement or applicable surviving provisions of the any surviving agreement. The Executive waives any right or claim to reinstatement as an Executive of the Company or any Affiliate, and will not seek employment, an independent contractor relationship or any relationship in the future with the Company or any Affiliate.

17. Voluntary Execution of Agreement and Consultation with Counsel

The Executive is hereby advised to consult with an attorney prior to executing this Agreement.  The Executive represents, warrants and agrees that he has carefully read the Agreement and understands its meaning and has had the opportunity to seek independent legal advice from an attorney of his choice with respect to the advisability of this Agreement and is signing this Agreement, knowingly, voluntarily and without any coercion or duress.  The Executive further acknowledges that if on the Effective Date of this Agreement he is within the age class covered by the ADEA, that he has been given a period of twenty-one (21) days within which to consider whether to sign this Agreement; if the ADEA is applicable to Executive, the Executive may execute this Agreement at any time

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within such twenty-one day period and by doing so the Executive waives any right to the remaining days.

18. Revocability of Agreement

The Executive has the right to revoke this Agreement, solely with respect to his release of claims under the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, for up to seven (7) days after the Executive signs it. In order to revoke this Agreement, the Executive must sign and send a written notice of the decision to do so, following the notice provisions set forth in Paragraph 19, below, which must be received no later than the eighth day after the Executive executes the Agreement. If the Executive revokes this Agreement, the Executive will not be entitled to any of the consideration from the Company described herein. For purposes of clarification, Executive shall not be able to revoke his resignation from any positions he held as an Executive, officer or director with the Company and/or any Affiliates.

19. Notice

All notices, requests, demands and other communications hereunder to either Party shall be in writing and shall be delivered, either by hand, by e-mail, facsimile, by overnight courier or by certified mail, return receipt requested, duly addressed (i) in the case of the Executive, to the address of record of the Executive on the payroll records of the Company on the day immediately prior to the Separation Date; and in the case of the Company, to the address of record of the Company as filed with the U.S. Securities and Exchange Commission as of the Separation Date (the “SEC”); or to such changed address as the Party may subsequently designate, provided, however, in the case of notice by e-mail such notice shall be effective only upon affirmative written acknowledgement of receipt by the receiving Party by return notice.

20. Governing Law & Dispute Resolution; WAIVER OF JURY TRIAL

(a) This Agreement and all non-contractual obligations arising from or connected with it are governed by and construed in accordance with the laws of New York.  Each of the Parties hereby agrees that the courts of New York shall have jurisdiction to hear and determine any suit, action or proceedings that may arise out of or in connection with this Agreement and for such purposes irrevocably submits to the jurisdiction of such courts.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER

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PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.  SERVICE OF PROCESS SHALL BE PERMITTED TO BE DELIVERED TO ANY PARTY IN THE MANNER SPECIFIED FOR NOTICES UNDER THIS AGREEMENT.

21. Binding Effect

This Agreement shall be binding upon the Parties and upon their dependents, heirs, representatives, executors, administrators, successors and assigns, and shall inure to the benefit of the Parties and their respective dependents, heirs, representatives, executors, administrators, successors and assigns.

22. No Presumption

This Agreement shall be construed and interpreted as if all of its language were prepared jointly by the Executive and the Company. No language in this Agreement shall be construed against a Party on the ground that such Party drafted or proposed that language.

23. Execution of Counterparts

This Agreement may be executed in counterparts, but shall be construed as if signed in one document.  Signatures delivered in PDF format and/or transmitted via facsimile or electronically shall be given the same force and effect as original signatures.

24. IRC Section 409A.

It is intended that any and all Severance Payments to Executive provided pursuant to this Agreement and all other agreements or arrangements contemplated by this Agreement excluding the Amended Options (all such Severance Payments, the “Severance Arrangements”) will not be subject to the additional tax and interest under Internal Revenue Code Section 409A (a “Section 409A Tax”). The provisions of the Agreement and such other agreements or arrangements (other than the Amended Options) will be interpreted and construed in favor of complying with any applicable requirements of Section 409A necessary in order to avoid the imposition of a Section 409A Tax.  Notwithstanding the foregoing or anything to the contrary herein, in no event will the Company be liable to the Executive with respect to any state or federal taxes arising in connection with the Severance Arrangements, including, without limitation, any Section 409A Tax applicable to Executive.

25. Descriptive Headings.

The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

26. Amendments and Waivers.

No modification, amendment or waiver of any provisions of this Agreement shall be effective unless approved in writing by each of the parties. Either Party’s failure at any

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time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and will not affect the right of such Party to enforce each and every provision hereof in accordance with its terms. No delay on the part of any Party in exercising any right, power or privilege hereunder will operate as a waiver thereof.

27. Entire Agreement

This Agreement constitutes and contains the entire agreement and understanding concerning the Executive’s employment with and separation from the Company and Affiliates and the other subject matters addressed herein between the Parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof.  The Executive represents and agrees that no promises, statements or inducements have been made to him which caused him to sign this Agreement other than those which are expressly stated in this Agreement. This is an integrated document and may not be altered except by written agreement signed by an officer designated by the Company, and the Executive.

[Signature Page Follows]

ARC GROUP WORLDWIDE, INC.SEPARATION AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

Executive:Jason Young

By: /s/ Jason Young

Jason Young

Company:ARC Group Worldwide, Inc.

By: /s/ Drew M. Kelley

Name:Drew M. Kelley

Title:CFO